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                                                                    EXHIBIT 23.6

                                    CONSENT

     We hereby consent to the inclusion in this Registration Statement on Form S-4 of our opinion and to the references to our firm in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                   STIFEL, NICOLAUS & COMPANY, INCORPORATED

                                   /s/  Stifel, Nicolaus & Company, Incorporated

St. Louis, Missouri
July 26, 1996